EXHIBIT 10.29


          ADDENDUM NO. 1 TO LEASE AGREEMENT DATED AUGUST 19, 1994
          (THE "LEASE") BY AND BETWEEN RICHARD E. CURTIS, TRUSTEE
            ("LANDLORD") AND STAR TECHNOLOGIES, INC., A DELAWARE
                           CORPORATION ("TENANT")


This Addendum to Lease is made and effective as of the 14th day of January, 1997.

                                  RECITALS

         1. Landlord presently leases to Tenant approximately 78,728 square feet in a Building located at 515 Shaw Road, Sterling, Virginia (the "premises"). Atlantic Coast Airlines has indicated a desire to lease 45,841 square feet in the premises, and Tenant desires to vacate 45,841 square feet, reducing its premises to 32,887 square feet.

         2. Landlord is willing to permit the Tenant to delete from the Lease 45,841 square feet upon the terms and conditions set forth below.

        NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant have made the following:

                                 AGREEMENTS


         1. Not later than January 15, 1997, Tenant will vacate 45,841 square feet of the premises. Tenant warrants that as of January 15, 1997, the HVAC units are in good working order and that there are no known roof leaks in the roof above the premises.

         2. Through February 15, 1997, Tenant will pay rent at the existing rate of $5.04 per square foot on the entire premises currently leased, 78,728 square feet.

         3. Beginning February 16, 1997, Tenant will pay rent at the existing rate of $5.04 per square foot on 32,887 square feet, which rental will continue through the existing term of the Lease, subject to the annual adjustment set out in Article IV 4.04. The sums, rate, square footage and monthly installments set forth in Article IV 4.02 are hereby modified accordingly.

         4. Beginning February 16, 1997, the premises under the Lease will consist of 32,887 square feet as shown on Exhibit A, attached hereto and made a part hereof. All tenant improvements in the new premises will be at the sole cost and expense of Tenant. All demising costs, segregation of the building systems, sub-metering of utilities and creation of rear entrance common area will be at Landlord's expense.


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         5.   Tenant will keep the address 515 Shaw Road as its business address.

         6. The security deposit specified in Article V 5.01 will be reduced to $30,000.00 effective 15 February 1997 provided the roof covering and HVAC systems are in a state of good repair and condition. Tenant is responsible for the roof and HVAC repairs up to and including February 15, 1997. Tenant will not be responsible for any deficiencies arising because of Atlantic Coast Airlines build-outs or installation of roof equipment.

         7. Tenant will contribute $300,000 toward the complete build-out and demising of the new premises. At the signing of a Lease by Atlantic Coast Airlines, Tenant will pay to Landlord the sum of $150,000. The final $150,000 will be paid to Landlord thirty (30) days after the date of the signing of the Lease between Landlord and Atlantic Coast Airlines.

         8. Article I 1.03 Definitions, change "Pro-Rata Share" means: to read:

              With respect to Operating Expenses attributable to the Building, 25.6% of all such Operating Expenses and with respect to Operating Expenses attributable to the Property, 9.7% of all such Operating Expenses.

              With respect to Taxes attributable to the Building, which include, but are not limited to real estate taxes 25.6% of all such Taxes.

              With respect to Taxes attributable to the Property, 9.7% of all such Taxes.

All other provisions of Article I remain unchanged.

         9.   Article III 3.01 Demising is hereby deleted.

        10. Article XXVI of the Lease, Option to Purchase, is hereby deleted in its entirety.

        11.   Article XIX of the Lease, Miscellaneous Rights and
Responsibilities of Tenant, is deleted and the following is substituted in its place and stead:

              19.01 Parking. During the initial term of this Lease, Tenant shall have the use of approximately 51 parking spaces of which 7 are reserved, 28 are designated and 16 are undesignated parking spaces in the rear parking lot. Landlord and Tenant will mutually designate the exact location of the reserved spaces. Tenant shall instruct its employees to use only those parking spaces reserved for Tenant and not more than 16 unreserved spaces.




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        12.   Except as specifically modified above, all other terms,
conditions and covenants of the Lease remain unmodified and in full force and effect.
        **
        IN WITNESS WHEREOF, the parties have set their hands and seals, intending to be bound as of the day, month and year first above written.

                                       LANDLORD:
                                       RICHARD E. CURTIS, TRUSTEE OF THE
                                       RICHARD E. CURTIS REVOCABLE TRUST

                                       /s/ Richard E. Curtis, Trustee (SEAL)
                                       ------------------------------
                                       Richard E. Curtis, Trustee



                                       TENANT:
                                       STAR TECHNOLOGIES, INC.,
                                       a Delaware Corporation



                                       By:/s/ Robert C. Compton       (SEAL)
                                       ------------------------------
                                       Robert C. Compton
                                       Chairman, President and CEO



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**      Landlord has obtained approval from Mortgagee to enter into this
Lease Addendum No. 1.

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                                 EXHIBIT A



Exhibit A to Addendum No. 1 to Lease Agreement Dated August 19, 1994 By and Between Richard E. Curtis, Trustee and Star Technologies, Inc., a Delaware Corporation is a one-dimensional, top-view drawing of the one-story manufacturing building, parking lots, access drive and surrounding property located at 515 Shaw Road, Sterling, VA.